                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                                  For the Three Months Ended June 30, 2001
                                                                     --------------------------------------------------------------
                                                                                                       Intercompany
                                                                     NCO Group      NCO Portfolio      Eliminations    Consolidated
                                                                     ---------      -------------      ------------    ------------
Revenue                                                              $ 173,054        $ 17,916           $ (7,695)      $ 183,275

Operating costs and expenses:
       Payroll and related expenses                                     98,924             551                             99,475
       Selling, general, and administrative expenses                    57,060           8,799             (7,695)         58,164
       Depreciation and amortization expense                             9,547              76                              9,623
                                                                     ---------        --------           --------       ---------
                                                                       165,531           9,426             (7,695)        167,262
                                                                     ---------        --------           --------       ---------
                                                                         7,523           8,490                  -          16,013

Other income (expense):
       Interest and investment income                                      907              86               (105)            888
       Interest expense                                                 (5,101)         (2,299)               105          (7,295)
                                                                     ---------        --------           --------       ---------
                                                                        (4,194)         (2,213)                 -          (6,407)
                                                                     ---------        --------           --------       ---------
Income before income tax expense                                         3,329           6,277                  -           9,606

Income tax expense                                                       1,365           2,354                  -           3,719
                                                                     ---------        --------           --------       ---------

Income from continuing operations before
  minority interest                                                      1,964           3,923                  -           5,887

Minority interest (1)                                                        -               -             (1,438)         (1,438)
                                                                     ---------        --------           --------       ---------

Net income                                                           $   1,964        $  3,923           $ (1,438)      $   4,449
                                                                     =========        ========           ========       =========

(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                                  For the Six Months Ended June 30, 2001
                                                                     --------------------------------------------------------------
                                                                                                       Intercompany
                                                                     NCO Group      NCO Portfolio      Eliminations    Consolidated
                                                                     ---------      -------------      ------------    ------------
Revenue                                                              $ 336,816        $ 30,534           $(13,046)      $ 354,304

Operating costs and expenses:
    Payroll and related expenses                                       181,579             808                            182,387
    Selling, general, and administrative expenses                      107,429          14,904            (13,046)        109,287
    Depreciation and amortization expense                               18,477             100                             18,577
                                                                     ---------        --------           --------       ---------
                                                                       307,485          15,812            (13,046)        310,251
                                                                     ---------        --------           --------       ---------
                                                                        29,331          14,722                  -          44,053

Other income (expense):
    Interest and investment income                                       2,210             118               (524)          1,804
    Interest expense                                                   (11,367)         (3,873)               524         (14,716)
                                                                     ---------        --------           --------       ---------
                                                                        (9,157)         (3,755)                 -         (12,912)
                                                                     ---------        --------           --------       ---------
Income before income tax expense                                        20,174          10,967                  -          31,141

Income tax expense                                                       8,272           4,113                             12,385
                                                                     ---------        --------           --------       ---------

Income from continuing operations before
  minority interest                                                     11,902           6,854                  -          18,756

Minority interest (1)                                                        -               -             (2,030)         (2,030)
                                                                     ---------        --------           --------       ---------

Net income                                                           $  11,902        $  6,854           $ (2,030)      $  16,726
                                                                     =========        ========           ========       =========

(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.